Exhibit 4.2

Execution Version

STERIS IRISH FINCO UNLIMITED COMPANY

AND

THE GUARANTORS PARTY HERETO

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 1, 2021

$675,000,000 of 2.700% Senior Notes due 2031

$675,000,000 of 3.750% Senior Notes due 2051

THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”) is dated as of April 1, 2021 among STERIS IRISH FINCO UNLIMITED COMPANY, a public unlimited company incorporated under the laws of Ireland (the “Company”), the Guarantors party hereto (the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

A. The Company, the Guarantors and the Trustee executed and delivered an Indenture, dated as of April 1, 2021 (the “Base Indenture”, as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of senior debt securities (the “Securities”) evidencing its unsecured indebtedness and for the issuance of guarantees of the Securities.

B. Pursuant to a Board Resolution and resolutions of a pricing committee, the Company has authorized the issuance of (i) $675,000,000 of 2.700% Senior Notes due 2031 (the “2031 Securities”) and (ii) $675,000,000 3.750% Senior Notes due 2051 (the “2051 Securities” and, together with the 2031 Securities, the “Offered Securities”).

C. The Guarantors will guarantee the Offered Securities being issued pursuant to this First Supplemental Indenture and the terms set forth in Article XV of the Base Indenture.

D. The entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

E. The Company and the Guarantors desire to enter into this First Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture.

F. All things necessary to make this First Supplemental Indenture a valid indenture and to make the Offered Securities, each when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1 Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1) The 2031 Securities constitute a series of Securities having the title “2.700% Senior Notes due 2031”. The 2051 Securities constitute a series of Securities having the title “3.750% Senior Notes due 2051”.

(2) The initial aggregate principal amount of the 2031 Securities that may be authenticated and delivered under the Indenture is $675,000,000 (the “Initial 2031 Securities”) and the initial aggregate principal amount of the 2051 Securities that may be authenticated and delivered under the Indenture is $675,000,000 (the “Initial 2051 Securities” and, together with the Initial 2031 Securities, the “Initial Offered Securities”), except, in each case, for Initial Offered Securities of a series authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Initial Offered Securities of such series pursuant to Section 2.05, 2.06, 2.07, 2.11 or 3.03 of the Base Indenture.

The Company may, without notice to or the consent of the Holders of the Initial Offered Securities, issue Additional Offered Securities (as defined below) having the same form and terms (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and carrying the same right to receive accrued and unpaid interest, as the applicable series of Initial Offered Securities, and such Additional Offered Securities will form a single series with the applicable series of Offered Securities previously issued; provided that if any such Additional Offered Securities are not fungible with the applicable series of Initial Offered Securities for U.S. federal income tax purposes, such Additional Offered Securities will have a separate CUSIP number.

(3) The entire outstanding principal amount of the 2031 Securities shall be payable on March 15, 2031. The entire outstanding principal amount of the 2051 Securities shall be payable on March 15, 2051.

(4) The rate at which the 2031 Securities shall bear interest shall be 2.700% per year and the rate at which the 2051 Securities shall bear interest shall be 3.750% per year. The date from which interest shall accrue on the Offered Securities shall be April 1, 2021, or the most recent Interest Payment Date to which interest has been paid or duly provided for. The Interest Payment Dates for the Offered Securities shall be March 15 and September 15 of each year, beginning September 15, 2021. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on March 1 and September 1, as the case may be, immediately preceding the relevant Interest Payment Date (a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months. Principal of and premium, if any, and interest on the Offered Securities shall be payable, and the Offered Securities may be exchanged or transferred, at the office or agency maintained by the Company pursuant to Section 4.02 of the Base Indenture. The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Offered Securities pursuant to Section 4.01 of the Base Indenture.

(5) Each series of Offered Securities shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York. The 2031 Securities shall be substantially in the form attached hereto as Exhibit A and the 2051 Securities shall be substantially in the form attached hereto as Exhibit B, the terms of which are herein incorporated by reference. Each series of Offered Securities shall be issuable in denominations of $150,000 or any integral multiple of $1,000 in excess thereof. Each series of Offered Securities shall be issued as Unrestricted Securities.

(6) Prior to the Applicable Par Call Date (as defined below), the Offered Securities of a series will be redeemable, in whole, at any time, or in part, from time to time, at the Company’s option, for cash, at a redemption price, plus accrued and unpaid interest to, but not including, the redemption date (subject to the rights of Holders of Offered Securities on the relevant regular record date to receive interest due on the relevant Interest Payment Date), equal to the greater of: (i) 100% of the principal amount of such Offered Securities being redeemed on that redemption date, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would have been due if such series of Offered Securities matured on the Applicable Par Call Date, not including accrued and unpaid interest, to, but not including, the redemption date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus the Applicable Spread for such series. On or after the Applicable Par Call Date, the

Offered Securities of the relevant series will be redeemable, in whole at any time or in part from time to time, at the Company’s option, for cash, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date (subject to the rights of Holders of Offered Securities on the relevant record date to receive interest due on the relevant Interest Payment Date).

“Applicable Par Call Date” means (i) with respect to the 2031 Securities, December 15, 2030 (three months prior to the maturity date of the 2031 Securities) and (ii) with respect to the 2051 Securities, September 15, 2050 (six months prior to the maturity date of the 2051 Securities).

“Applicable Spread” means (i) with respect to the 2031 Securities, 20 basis points and (ii) with respect to the 2051 Securities, 25 basis points.

“Comparable Treasury Issue” means, with respect to each series of Offered Securities, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of such series of Offered Securities to be redeemed (assuming for this purpose that such series of Offered Securities matured on the Applicable Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Offered Securities.

“Comparable Treasury Price” means, with respect to any redemption date for a series of Offered Securities to be redeemed, (i) the average of the applicable Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such applicable Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means, with respect to each series of Offered Securities, one of the Reference Treasury Dealers, as selected by the Parent, or, if such firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Parent.

“Reference Treasury Dealer” means, with respect to each series of Offered Securities, each of (i) J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc. or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary United States Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any two other Primary Treasury Dealers selected by the Parent.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for a series of Offered Securities to be redeemed, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue for such series of Offered Securities to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on (i) the third business day preceding such redemption date or (ii) in the case of a redemption in connection with a legal defeasance, covenant defeasance or discharge with respect to the Offered Securities, on the third business day preceding the date the deposit is made with the trustee.

“Treasury Yield” means, with respect to any redemption date applicable to a series of Offered Securities, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue for such series of the Offered Securities to be redeemed on such redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

(7) The Offered Securities will not have the benefit of any sinking fund.

(8) Payment of the principal of, premium, if any, and interest on, the Offered Securities shall be payable in U.S. dollars.

(9) Except as provided herein, the Holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(10) The Offered Securities will be senior unsecured and unsubordinated obligations of the Company and will rank equally among themselves with all other existing and future unsecured and unsubordinated debt obligations of the Company.

(11) The Offered Securities are not convertible into shares of common stock or other securities of the Company.

(12) The Parent or any of its Subsidiaries, including the Company, may at any time and from time to time purchase the Offered Securities in the open market or otherwise.

(13) The additional restrictive covenants and Event of Default set forth in Sections 1.4 and 1.5 shall be applicable to the Offered Securities.

Section 1.2 Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Offered Securities only:

“2012 Note Purchase Agreement” means the Note Purchase Agreements, each dated as of December 4, 2012, as amended and restated by the Amended and Restated Note Purchase Agreement dated as of March 31, 2015, which was amended by that certain First Amendment dated as of January 23, 2017, as further amended and restated pursuant to the Second Amendment dated as of March 5, 2019, which was further amended on March 19, 2021, and as may be further amended, restated, supplemented or otherwise modified, by and among STERIS Corporation, the guarantors party thereto and the purchasers named therein, governing STERIS Corporation’s (A) 3.20% Senior Notes, Series A-1A, due December 4, 2022 in principal amount of $47,500,000, (B) 3.20% Senior Notes, Series A-1B, due December 4, 2022 in principal amount of $47,500,000, (C) 3.35% Senior Notes, Series A-2A, due December 4, 2024 in principal amount of $40,000,000, (D) 3.35% Senior Notes, Series A-2B, due December 4, 2024 in principal amount of $40,000,000, (E) 3.55% Senior Notes, Series A-3A, due December 4, 2027 in principal amount of $12,500,000 and (F) 3.55% Senior Notes, Series A-3B, due December 4, 2027 in principal amount of $12,500,000.

“2015 Note Purchase Agreement” means the Note Purchase Agreements, each dated as of May 15, 2015, as amended by that certain First Amendment dated as of January 23, 2017 and as amended and restated as of March 5, 2019 pursuant to the Second Amendment dated as of March 5, 2019, which was further amended on March 19, 2021, and as may be further amended, restated, supplemented or otherwise modified, by and among STERIS Corporation, the guarantors party thereto and the purchasers named therein, governing STERIS Corporation’s (A) 3.45% Senior Notes, Series A-1, due May 14, 2025 in principal amount of $125,000,000, (B) 3.55% Senior Notes, Series A-2, due May 14, 2027 in principal amount of $125,000,000 and (C) 3.70% Senior Notes, Series A-3, due May 14, 2030 in principal amount of $100,000,000.

“2017 Note Purchase Agreement” means the Note Purchase Agreements, each dated as of January 23, 2017, as amended and restated pursuant to the First Amendment dated as of March 5, 2019, which was further amended on March 19, 2021, and as may be further amended, restated, supplemented or otherwise modified, by and among STERIS Limited, the guarantors party thereto and the purchasers named therein, governing STERIS Limited’s (A) 3.93% Senior Notes, Series A-1, due February 27, 2027 in principal amount of $50,000,000, (B) 1.86% Senior Notes, Series A-2, due February 27, 2027 in principal amount of €60,000,000, (C) 4.03% Senior Notes, Series A-3, due February 27, 2029 in principal amount of $45,000,000, (D) 2.04% Senior Notes, Series A-4, due February 27, 2029 in principal amount of €20,000,000, (E) 3.04% Senior Notes, Series A-5, due February 27, 2029 in principal amount of £45,000,000, (F) 2.30% Senior Notes, Series A-6, due February 27, 2032 in principal amount of €19,000,000 and (G) 3.17% Senior Notes, Series A-7, due February 27, 2032 in principal amount of £30,000,000.

“Acquisition” means the acquisition by STERIS plc, directly or indirectly, of all of the equity interests of Cantel Medical Corp., a Delaware corporation (“Cantel”), or its successor (which will have converted into a limited liability company immediately after the Pre-Closing Merger (as defined in the Acquisition Agreement), pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of January 12, 2021, as amended on March 1, 2021, among STERIS plc, certain subsidiaries of STERIS plc, and Cantel (as further amended, modified, supplemented or waived).

“Additional Offered Securities” means additional Offered Securities of a series (other than the Initial Offered Securities of such series), issued under an indenture supplemental to the Base Indenture in accordance with Section 1.1 hereof as part of the same series as the applicable series of Initial Offered Securities.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Parent) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of STERIS plc, be extended).

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Parent or one of its Subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding Voting Stock of the Parent or any other Voting Stock into which the Voting Stock of the Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)

the Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent (or any other Voting Stock into which the Voting Stock of the Parent is reclassified, consolidated, exchanged or changed) is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent (or any other Voting Stock into which the Voting Stock of the Parent is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4)	the Parent ceases to own, directly or indirectly, 100% of the outstanding capital stock of the Company; or

(5)	the adoption of a plan relating to the liquidation or dissolution of the Parent.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Parent becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) the holders having ultimate beneficial ownership of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders having beneficial ownership of the Parent’s Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Consolidated Total Assets” means, as of any date of determination, the net book value of all assets of the Parent and its Subsidiaries as shown in the most recent annual or quarterly consolidated balance sheet of the Parent.

“Credit Facilities” means (i) the Term Loan Agreement, dated as of March 19, 2021 (as further amended, supplemented or otherwise modified) among STERIS plc, STERIS Limited, STERIS Corporation and STERIS Irish FinCo Unlimited Company, each as borrower, the guarantors and lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, providing for a delayed draw senior unsecured term loan credit facility in an aggregate principal amount of up to $750,000,000, (ii) the Credit Agreement, dated as of March 19, 2021 (as further amended, supplemented or otherwise modified) among STERIS plc, STERIS Limited, STERIS Corporation and STERIS Irish FinCo Unlimited Company, each as borrower, the guarantors and lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, providing for a senior unsecured revolving credit facility in an aggregate principal amount of up to $1,250,000,000 and (iii) the Term Loan Agreement, dated as of March 19, 2021 (as further amended, supplemented or otherwise modified) among STERIS plc, STERIS Limited, STERIS Corporation and STERIS Irish FinCo Unlimited Company, each as borrower, the guarantors and lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, providing for a senior unsecured term loan credit facility in an aggregate principal amount of up to $550,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Fitch” means Fitch, Inc., or any of its successors and assigns that is a Nationally Recognized Statistical Rating Organization.

“Funded Debt” means debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with GAAP, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded Debt does not include (1) obligations created pursuant to leases, (2) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any debt for which money in the amount necessary for the payment or redemption of such debt is deposited in trust either at or before the maturity date thereof.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, forward contracts and other similar agreements.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent investment grade rating from any replacement Rating Agency or Rating Agencies appointed by the Parent.

“Issue Date” means April 1, 2021, the original issue date of the Initial Offered Securities.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Margin Stock” has the meaning provided in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, (b) the ability of the Company and the Guarantors, taken as a whole, to perform their obligations under the Indenture or (c) the validity or enforceability of the Indenture or the Offered Securities.

“Material Credit Facility” means:

(a) the Credit Facilities, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(b) the 2017 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(c) the 2015 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(d) the 2012 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(e) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the Issue Date by the Parent or any of its Subsidiaries, or in respect of which the Parent or any of its Subsidiaries is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than $250,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Moody’s” means Moody’s Investors Service, Inc., or any of its successors and assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Offered Securities” means the Initial Offered Securities and any Additional Offered Securities that may be issued under an indenture supplemental to the Base Indenture; provided that if the Additional Offered Securities are not fungible with the applicable series of Offered Securities for U.S. federal income tax purposes, the Additional Offered Securities will have a separate CUSIP number.

“Pending Transaction” means a pending acquisition (including, for the avoidance of doubt, the Acquisition) or investment, or refinancing, prepayment, repayment, redemption, repurchase, settlement, discharge or defeasance of existing indebtedness.

“Permitted Encumbrances” means:

(1)	judgment liens;

(2)

statutory and contractual Liens in favor of a landlord on real property leased or subleased by or to the Parent or any of its Subsidiaries; provided that, if the lease or sublease is to the Parent or any of its Subsidiaries, the Parent or such Subsidiary, as applicable, is current with respect to payment of all rent and other amounts due to the lessor or sublessor under any lease or sublease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect;

(3)

banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any debt and are not subject to restrictions on access by the Parent or any of its Subsidiaries in excess of those required by applicable banking regulations;

(4)

Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Parent or any of its Subsidiaries in the ordinary course of business;

(5)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(6)	Liens solely on any cash earnest money deposits made by the Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement relating to an acquisition;

(7)

Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent or any of its Subsidiaries in the ordinary course of business and permitted by the Indenture;

(8)	options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and the like; and

(9)

Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of debt) and trade-related letters of credit, in each case, outstanding on the Issue Date or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof.

“Permitted Liens” means:

(1)	Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(2)

other statutory, common law or contractual Liens incidental to the conduct of its business or the ownership of its property and assets that (A) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (B) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(3)	pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(4)

pledges or deposits to secure the performance of bids, trade contracts and leases (other than debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(5)	Liens on property or assets to secure obligations owing to the Parent or any of its Subsidiaries;

(6)

(A) purchase money Liens on fixed assets or for the deferred purchase price of property; provided that such Lien is limited to the purchase price and only attaches to the property being acquired, constructed or improved and, for the avoidance of doubt, proceeds thereof and (B) capital or finance leases;

(7)

easements, zoning restrictions or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of the Parent or any of its Subsidiaries;

(8)	Liens existing on the Issue Date;

(9)	Liens on Receivables Related Assets of a Receivables Subsidiary in connection with the sale of such Receivables Related Assets;

(10)

in addition to the Liens permitted herein, additional Liens, so long as the aggregate principal amount of all debt and other obligations of the Parent and its Subsidiaries secured by such Liens, when taken together with, without duplication, the principal amount of all debt of Subsidiaries that are not Guarantors, does not exceed an amount equal to 10.0% of the Consolidated Total Assets at the time such debt or other obligation is created or incurred;

(11)	Permitted Encumbrances;

(12)

any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any of its Subsidiaries or existing on any property or assets of any Person at the time such Person becomes a Subsidiary of the Parent after the Issue Date; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of the Parent, as the case may be, and (ii) such Lien does not apply to any other property or assets of the Parent or any of its Subsidiaries (other than Persons who becomes a Subsidiary of the Parent in connection with such acquisition);

(13)	Liens arising in connection with any margin posted related to Hedge Agreements entered other than for speculative purposes;

(14)

any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clauses (6), (8), (10) and (12) of this definition; provided that (x) the principal amount of the obligations secured thereby shall be limited to the principal amount of the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof), (y) such Lien shall be limited to all or a part of the assets that secured the obligation so extended, renewed or replaced and (z) in the case of any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (10) of this definition such extension, renewal or replacement (or successive renewals or replacements) shall utilize basket capacity under such clause (10) prior to any excess amount not permitted thereunder being permitted under this clause (14);

(15)

Liens on the products and proceeds (including, without limitation, insurance condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property subject to Liens under any of the clauses of this definition; and

(16)

Liens on the proceeds of indebtedness deposited with a trustee or paying agent (if other than the trustee) or otherwise segregated or held in trust or under an escrow or other funding arrangement with respect to a Pending Transaction prior to the consummation of such Pending Transaction.

“Permitted Receivables Facility” means an accounts receivable facility established by the Receivables Subsidiary and one or more of the Parent or its Subsidiaries, whereby the Parent or its Subsidiaries shall have sold or transferred the accounts receivables of the Parent or its Subsidiaries to the Receivables Subsidiary which in turn transfers to a buyer, purchaser or lender undivided fractional interests in such accounts receivable, so long as (a) no portion of the debt or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by the Parent or any of its Subsidiaries (other than the Receivables Subsidiary), (b) there shall be no recourse or obligation to any of the Parent or its Subsidiaries (other than the Receivables Subsidiary) whatsoever other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Permitted Receivables Facility that in the reasonable opinion of the Parent are customary for securitization transactions, and (c) none of the Parent or its Subsidiaries (other than the Receivables Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, other than as set forth in clause (b) of this definition.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Property” means any property or asset, whether real, personal or mixed, including current assets, but excluding deposit or other control accounts, owned on the Issue Date or thereafter acquired by the Parent or any of its Subsidiaries.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided that if any of Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, the Parent may appoint a replacement that is a Nationally Recognized Statistical Rating Organization for such Rating Agency.

“Rating Event” means:

(1)

if the Offered Securities are rated Investment Grade by at least two of the three Rating Agencies on the first day of the Trigger Period, the Offered Securities cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the Trigger Period, or

(2)

if the Offered Securities are not rated Investment Grade by at least two of the three Rating Agencies on the first day of the Trigger Period, the Offered Securities are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Offered Securities on the first day of the Trigger Period by at least two of the three Rating Agencies on any date during the Trigger Period;

provided that if, on the first day of any Trigger Period, the Offered Securities are not rated by at least two of the three Rating Agencies, a Rating Event shall be deemed to have occurred.

“Receivables Related Assets” means, collectively, accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to receivables subject to the Permitted Receivables Facility, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guaranties, insurance proceeds, collections and proceeds of all of the foregoing.

“Receivables Subsidiary” means a wholly-owned Subsidiary of the Parent that has been established as a “bankruptcy remote” subsidiary for the sole purpose of acquiring accounts receivable under the Permitted Receivables Facility and that shall not engage in any activities other than in connection with the Permitted Receivables Facility.

“Regulation U” means Regulation U issued by the Board of Governors of the Federal Reserve System.

“Restricted Margin Stock” means Margin Stock owned by the Parent and its Subsidiaries the value of which (determined as required under clause 2(i) of the definition of “Indirectly Secured” set forth in Regulation U) represents not more than 33% of the aggregate value (determined as required under clause (2)(i) of the definition of “Indirectly Secured” set forth in Regulation U), on a consolidated basis, of the property and assets of the Parent and its Subsidiaries (excluding any Margin Stock) that is subject to Section 1.4(1).

“S&P” means Standard & Poor’s Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Senior Funded Debt” means all Funded Debt of the Parent and its Subsidiaries (except Funded Debt, the payment of which is subordinated to the payment of the Offered Securities).

“Trigger Period” means the period commencing 60 days prior to the first public announcement by the Parent of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).

“Unrestricted Margin Stock” means any Margin Stock owned by the Parent or its Subsidiaries which is not Restricted Margin Stock.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Section 1.3 Guarantees.

(1) The Offered Securities shall have the benefit of Guarantees by each of the Guarantors, on the terms set forth in Article XV of the Base Indenture, until such Guarantor is released as a Guarantor in accordance with clause (3) below. Each Guarantor hereby confirms its Guarantee of the Offered Securities and confirms the applicability of the provisions of the Base Indenture to such Guarantor with respect to the Offered Securities.

(2) Parent shall cause each Subsidiary that becomes a borrower under, incurs or guarantees indebtedness under any Material Credit Facility to, within 30 days, (A) execute and deliver to the Trustee a supplemental indenture to the Base Indenture in form satisfactory to the Trustee pursuant to which such Subsidiary shall Guarantee all of the Company’s Obligations under the Offered Securities and the Indenture with respect to the Offered Securities and (B) deliver to the Trustee an Opinion of Counsel to the effect that (i) such supplemental indenture and Guarantee of the Offered Securities has been duly executed and authorized and (ii) such supplemental indenture and Guarantee of the Offered Securities constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity. Any such Guarantee of the Offered Securities shall be equal (“pari passu”) or senior in right of payment with the guarantee or other obligation giving rise to the obligation to Guarantee the Offered Securities.

(3) Each Guarantee of the Offered Securities shall be automatically and unconditionally released and discharged:

(A)

(1) in the case of a Subsidiary Guarantor, upon the sale, transfer or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor, other than to the Parent or a subsidiary of the Parent and as permitted by the Indenture;

(2) in the case of a Subsidiary Guarantor, upon the sale, transfer or other disposition of all or substantially all the assets of such Subsidiary Guarantor, other than to the Parent or a Subsidiary of the Parent and as permitted by the Indenture;

(3) in the case of a Subsidiary Guarantor, at such time as such Subsidiary Guarantor is no longer a borrower under or no longer guarantees any Material Credit Facility;

(4) the Company’s exercise of its legal defeasance option or covenant defeasance option in accordance with Section 11.03 of the Base Indenture or the discharge of the Company’s Obligations under the Indenture in accordance with the terms of the Indenture;

(5) as provided in Section 9.01(e) of the Base Indenture; or

(6) in the case of the Parent, if the Company ceases for any reason to be a Subsidiary of the Parent; provided that all guarantees and other obligations of the Parent in respect of all other indebtedness under any Material Credit Facility of the Company terminate upon the Company ceasing to be a Subsidiary of the Parent; provided further that this clause (6) shall not apply if the Company ceases to be a Subsidiary of the Parent as a result of the merger or consolidation of the Company with and into another Subsidiary of the Parent as permitted by the Indenture; and

(B)

upon such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release have been complied with.

In the case of clause (3)(A)(3) of this Section 1.3, in the event that any released Subsidiary Guarantor thereafter borrows money, incurs or guarantees indebtedness under any Material Credit Facility, such former Subsidiary Guarantor shall again provide a Guarantee of the Offered Securities in accordance with clause (2) of this Section 1.3.

Section 1.4 Additional Covenants.

The following additional covenants shall apply with respect to the Offered Securities (except that Section 1.4(3) and related definitions shall apply solely to the 2031 Securities), so long as any of the Offered Securities remain Outstanding (but subject to defeasance, as provided in Section 11.03 of the Base Indenture):

(1) Limitation on Liens.

The Parent will not, and will not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee any debt secured by a Lien (other than Permitted Liens) upon any of its property or assets (other than Unrestricted Margin Stock), or any shares of stock or evidences of indebtedness issued by any of its Subsidiaries and owned by the Parent or by any other of its Subsidiaries, owned on or after the Issue Date, without making effective provision to secure all of the Offered Securities, equally and ratably with any and all other debt secured thereby, so long as any of such other debt shall be so secured.

(2) Limitation on Sale and Leaseback Transactions.

The Parent will not, and will not permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by the Parent or any Subsidiary of any Property that has been or is to be sold or transferred by the Parent or such Subsidiary to such Person, with the intention of taking back a lease of such Property (a “Sale and Leaseback Transaction”) unless either:

(a) within 12 months after the receipt of the proceeds of the sale or transfer, the Parent or any Subsidiary apply an amount equal to the greater of the net proceeds of the sale or transfer or the fair value (as determined in good faith by the Parent’s Board of Directors) of such Property at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt; or

(b) the Parent or such Subsidiary would be entitled, at the effective date of the sale or transfer, to incur debt secured by a Lien on such Property in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the Offered Securities pursuant to Section 1.4(1).

The foregoing restriction in the paragraph above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; (ii) between the Parent and a Subsidiary or between Subsidiaries; provided that the lessor is the Parent or a wholly owned Subsidiary; or (iii) entered into within 270 days after the later of the acquisition or completion of construction of the subject Property.

(3) Special Mandatory Redemption.

(a) If the Acquisition is not consummated, or the Acquisition Agreement is terminated, in each case, on or prior to April 12, 2022 (each, a “Special Mandatory Redemption Event”), the Company will be required to redeem all of the 2031 Securities then outstanding on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Notice of a special mandatory redemption will be mailed (or otherwise delivered to Holders in accordance with the procedures of DTC) promptly after the occurrence of the Special Mandatory Redemption Event (and in any event no later than 2:00 p.m., New York City time, on the fifth business day immediately following such event) to the Trustee and each Holder of the 2031 Securities and will otherwise comply with Section 3.02 of the Base Indenture to the extent applicable; provided that the notice periods set forth in Section 3.02 of the Base Indenture shall not apply. In the event that the Company has insufficient funds to redeem all of the 2031 Securities then outstanding on the Special Mandatory Redemption Date, the Parent shall, on behalf of the Company, acquire, or cause to be acquired, all such 2031 Securities in accordance with this Section 1.4(3).

(b) As used herein:

“Special Mandatory Redemption Date” means the earlier to occur of (1) April 27, 2022 if the Acquisition has not been consummated on or prior to 5:00 p.m., New York City time, on April 12, 2022; or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the Acquisition Agreement for any reason.

“Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the 2031 Securities then Outstanding, plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date.

(4) Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Offered Securities pursuant to Section 1.1(6) hereof, the Company shall make an offer, for cash (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $150,000 or any integral multiples of $1,000 in excess thereof) of each Holder’s Offered Securities at a repurchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Offered Securities repurchased to, but not including, the date of repurchase, subject to the rights of Holders of Offered Securities on the relevant regular record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send a notice to Holders of the Offered Securities (in the case of Global Securities, electronically through the procedures of the DTC), with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event, stating:

(i) that the Change of Control Offer is being made pursuant to this Section 1.4(4) and that all Offered Securities tendered will be accepted for payment;

(ii) the repurchase price and the repurchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(iii) that any Offered Security not tendered will continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Offered Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

(v) that Holders electing to have any Offered Securities repurchased pursuant to a Change of Control Offer shall be required to surrender their Offered Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Offered Security, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, to the paying agent as specified in the notice, or transfer their Offered Securities to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(vi) that Holders shall be entitled to withdraw their election if the paying agent receives, no later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Offered Securities delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Offered Securities repurchased;

(vii) that Holders whose Offered Securities are being repurchased only in part will be issued new Offered Securities equal in principal amount to the unpurchased portion of the Offered Securities surrendered, which unpurchased portion must be equal to $150,000 in principal amount or an integral multiple of $1,000 above that amount; and

(viii) if such notice is sent prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Offered Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1.4(4), the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.4(4) by virtue of such compliance.

(d) On the Change of Control Payment Date, the Company shall, to the extent lawful,

(i) accept for payment all the Offered Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all the Offered Securities or portions of the Offered Securities accepted for payment; and

(iii) deliver or cause to be delivered to the Trustee the Offered Securities properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Offered Security or portions of Offered Securities being purchased by the Company.

(e) The paying agent will promptly send to each Holder of Offered Securities accepted for payment the Change of Control Payment for such Offered Securities deposited pursuant to Section 1.4(4)(d)(ii), and the Trustee will promptly authenticate and send (or cause to be transferred by book entry) to each Holder a new Offered Security equal in principal amount to any unpurchased portion of the Offered Securities surrendered, if any; provided that each new Offered Security will be in a principal amount of $150,000 and or any integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) Notwithstanding anything herein or in the Base Indenture to the contrary, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1.4(4) and purchases all Offered Securities properly tendered and not withdrawn under the Change of Control Offer; or (ii) notice of redemption has been given pursuant to Section 3.02 of the Base Indenture, unless and until there is a default in the payment of the applicable redemption price.

Section 1.5 Additional Event of Default.

(1) The following additional event shall be established and shall constitute an “Event of Default” under Section 6.01(a) of the Base Indenture with respect to the 2031 Securities so long as any of the 2031 Securities remain Outstanding:

“(10) a failure by the Company to (a) redeem all Outstanding 2031 Securities following the occurrence of a Special Mandatory Redemption Event in conformity with Section 1.4(3) of the First Supplemental Indenture or (b) repurchase 2031 Securities tendered for repurchase following the occurrence of a Change of Control Triggering Event in conformity with Section 1.4(4) of the First Supplemental Indenture.”

This Event of Default shall no longer apply to the 2031 Securities upon the Company’s exercise of its covenant defeasance option with respect to such series in accordance with Section 11.03 of the Base Indenture.

(2) The following additional event shall be established and shall constitute an “Event of Default” under Section 6.01(a) of the Base Indenture with respect to the 2051 Securities so long as any of the 2051 Securities remain Outstanding:

“(10) a failure by the Company to repurchase 2051 Securities tendered for repurchase following the occurrence of a Change of Control Triggering Event in conformity with Section 1.4(4) of the First Supplemental Indenture.”

This Event of Default shall no longer apply to the 2051 Securities upon the Company’s exercise of its covenant defeasance option with respect to such series in accordance with Section 11.03 of the Base Indenture.

Section 1.6 Modification to Supplemental Indentures with Consent of Securityholders.

Section 9.02(iii) of the Base Indenture is hereby amended and restated as follows with respect to the Securities so long as any of the Securities remain Outstanding:

“(iii) reduce any premium, if any, payable on the redemption or required repurchase of any Security of such series or change the date on which any Securities of such series may be redeemed or required to be repurchased (which modification or amendment, only with respect to a Change of Control Triggering Event, is made after the time an offer to repurchase the Securities is required to have been made);”

ARTICLE II

MISCELLANEOUS

Section 2.1 Definitions.

Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto with respect to the Offered Securities shall be read, taken and construed as one and the same instrument; provided that the provisions of this First Supplemental Indenture and any such indentures supplemental thereto apply solely with respect to the Offered Securities.

Section 2.3 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Offered Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Offered Securities. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

Section 2.4 Governing Law.

This First Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.5 Separability.

In case any provision in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6 Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.7 No Benefit.

Nothing in this First Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this First Supplemental Indenture or the Base Indenture.

Section 2.8 Judgment Currency.

The Company and each of the Guarantors, jointly and severally, agree to indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

STERIS IRISH FINCO UNLIMITED COMPANY, as the Company

By:	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: Director

STERIS PLC, as a Guarantor

By:	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: Senior Vice President and Chief Financial Officer

STERIS CORPORATION, as a Guarantor

By:	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: Senior Vice President and Chief Financial Officer, Director

STERIS LIMITED, as a Guarantor

By:	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: Director

[Signature Page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David A. Schlabach
Name: David A. Schlabach
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF 2.700% SENIOR NOTES

[Insert the Global Security legend]

2.700% SENIOR NOTES DUE 2031

No. [ ]	$[ ]

CUSIP No. 85917PAA5

ISIN No. US85917PAA57

STERIS IRISH FINCO UNLIMITED COMPANY

promises to pay to Cede & Co. or registered assigns, the principal sum of [ ] Dollars on March 15, 2031.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Each Holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions. Each Holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: [ ]

STERIS IRISH FINCO UNLIMITED COMPANY

By:
Name: [●]
Title: [●]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

By:
Authorized Signatory

Dated: [ ]

STERIS Irish FinCo Unlimited Company

2.700% Senior Notes due 2031

This security is one of a duly authorized series of debt securities of STERIS Irish FinCo Unlimited Company, a public unlimited company incorporated under the laws of Ireland (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s senior debt securities, dated as of April 1, 2021 (the “Base Indenture”), duly executed and delivered by and among the Company, each of the Guarantors party thereto and U.S. Bank National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 1, 2021 (the “First Supplemental Indenture”), by and among the Company, the Guarantors party thereto and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantors and the holders of the Securities (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 2.700%. The Company will pay interest semi-annually on March 15 and September 15 of each year (each such day, an “Interest Payment Date”). If the date of maturity of interest or principal of this Security or the date of redemption of this Security shall not be a Business Day, then payment of principal, premium, if any, or interest or principal and premium, if any, may be made on the next succeeding Business Day with the same force and effect as if made on the date that payment was due, and no interest shall accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, the first Interest Payment Date shall be September 15, 20211. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Holder. The Company, any Guarantor or any of their Subsidiaries may act in any such capacity.

[1]	NTD: To include only for Securities issued before September 15, 2021.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured senior obligations of the Company and constitute the series designated on the face hereof as the “2.700% Senior Notes due 2031”, initially limited to $675,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: STERIS Corporation, 5960 Heisley Rd., Mentor, OH 44060, Attention of the Treasurer.

5. [Special Mandatory Redemption. If the Acquisition is not consummated, or the Acquisition Agreement is terminated, in each case, on or prior to April 12, 2022, the Company will be required to redeem, all of the Securities then outstanding on the Special Mandatory Redemption Date at 101% of the aggregate principal amount of the Outstanding Securities, plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date. Notice of a special mandatory redemption will be mailed (or otherwise delivered to Holders in accordance with the procedures of DTC) promptly after the occurrence of the Special Mandatory Redemption Event (and in any event no later than 2:00 p.m., New York City time, on the fifth business day immediately following such event) to the Trustee and each Holder of the Securities at its registered address. In the event that the Company has insufficient funds to redeem all of the Securities then outstanding on the Special Mandatory Redemption Date, the Parent shall, on behalf of the Company, redeem all such Securities in accordance with the Indenture.]2

6. Optional Redemption. The Securities are subject to optional redemption as set forth in the Indenture. This Security is also subject to redemption to the extent provided in Article XIV of the Base Indenture. The Company shall not be required to make sinking fund payments with respect to the Securities.

7. Change of Control Triggering Event. Upon a Change of Control Triggering Event, the Holders shall have the right to require the Company to offer to repurchase the Securities pursuant to Section 1.1(4) of the First Supplemental Indenture.

8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $150,000 or any integral multiple of $1,000 in excess thereof, provided however, that all Securities shall be offered or allotted in minimum denominations, or for a minimum total consideration per investor, of at least €100,000 (or, if offered in another currency, the equivalent thereof) or as otherwise permitted by section 68(3) of the Companies Act 2014 of Ireland, as amended. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be exchanged or transferred at the office or agency maintained by the Company pursuant to Section 4.02 of the Base Indenture. No service charge shall be payable by a Holder for any exchange or registration of transfer of this Security, or for any issue of new Securities in case of partial redemption, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith (other than any such taxes or other governmental charge payable upon exchange or registration of transfer pursuant to Sections 2.06, 3.03(b) and 9.04 of the Base Indenture). If the Securities are to be redeemed, the Company will not be required: (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of

[2]	Include only in Notes of this series issued prior to a Special Mandatory Redemption Event.

business 15 days before the day of the mailing (or otherwise delivery in accordance with the procedures of DTC) of a notice of redemption of less than all the Outstanding Securities and ending at the close of business on the day of such mailing or other delivery; (ii) to register the transfer of or exchange any Securities or portions thereof called for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) to register the transfer of or exchange a Security between the applicable record date and the next succeeding Interest Payment Date.

9. Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.

10. Repayment to the Company or the Guarantors. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company or any Guarantor, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the Holders of such Securities for at least two years after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company or such Guarantor, as applicable, or if then held by the Company or any Guarantor shall be discharged from such trust; and thereafter, the paying agent and the Trustee shall be released from all further liability with respect to such funds or Governmental Obligations, and the Holder of any of the Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantors, as applicable, for the payment thereof.

11. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions to the Base Indenture or supplemental indenture or indentures or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the Holders of the Securities.

12. Defaults and Remedies. The Events of Default relating to the Securities are defined in the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

13. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

14. No Recourse Against Others. The Indenture contains certain provisions pertaining to recourse under the Indenture or any Security, which provisions shall for all purposes have the same effect as if set forth herein.

15. Defeasance and Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

16. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

17. Guarantees. All payments by the Company under the Indenture and this Security are fully and unconditionally Guaranteed to the Holder of this Security by the Guarantors, as provided in the Indenture.

18. Additional Amounts. The Company and the Guarantors are obligated to pay Additional Amounts on this Security to the extent provided in Article XIV of the Base Indenture.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20. Governing Law. The Base Indenture, the First Supplemental Indenture and this Security (including the terms of the Guarantees therein) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature
Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(4) of the First Supplemental Indenture, check the box:

☐ 1.4(4) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(4) of the First Supplemental Indenture, state the amount: $ .

Date:

Your Signature:
(Sign exactly as your name appears on the other side of the Security) Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT B

FORM OF 3.750% SENIOR NOTES

[Insert the Global Security legend]

3.750% SENIOR NOTES DUE 2051

No. [ ]	$[ ]

CUSIP No. 85917PAB3

ISIN No. US85917PAB31

STERIS IRISH FINCO UNLIMITED COMPANY

promises to pay to Cede & Co. or registered assigns, the principal sum of [ ] Dollars on March 15, 2051.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Each Holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions. Each Holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: [ ]

STERIS IRISH FINCO UNLIMITED COMPANY

By:
Name: [●]
Title: [●]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

By:
Authorized Signatory

Dated: [ ]

STERIS Irish FinCo Unlimited Company

3.750% Senior Notes due 2051

This security is one of a duly authorized series of debt securities of STERIS Irish FinCo Unlimited Company, a public unlimited company incorporated under the laws of Ireland (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s senior debt securities, dated as of April 1, 2021 (the “Base Indenture”), duly executed and delivered by and among the Company, each of the Guarantors party thereto and U.S. Bank National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 1, 2021 (the “First Supplemental Indenture”), by and among the Company, the Guarantors party thereto and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantors and the holders of the Securities (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 3.750%. The Company will pay interest semi-annually on March 15 and September 15 of each year (each such day, an “Interest Payment Date”). If the date of maturity of interest or principal of this Security or the date of redemption of this Security shall not be a Business Day, then payment of principal, premium, if any, or interest or principal and premium, if any, may be made on the next succeeding Business Day with the same force and effect as if made on the date that payment was due, and no interest shall accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, the first Interest Payment Date shall be September 15, 20213. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Holder. The Company, any Guarantor or any of their Subsidiaries may act in any such capacity.

[3]	NTD: To include only for Securities issued before September 15, 2021.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured senior obligations of the Company and constitute the series designated on the face hereof as the “3.750% Senior Notes due 2051”, initially limited to $675,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: STERIS Corporation, 5960 Heisley Rd., Mentor, OH 44060, Attention of the Treasurer.

5. Optional Redemption. The Securities are subject to optional redemption as set forth in the Indenture. This Security is also subject to redemption to the extent provided in Article XIV of the Base Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

6. Change of Control Triggering Event. Upon a Change of Control Triggering Event, the Holders shall have the right to require the Company to offer to repurchase the Securities pursuant to Section 1.1(4) of the First Supplemental Indenture.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $150,000 or any integral multiple of $1,000 in excess thereof, provided however, that all Securities shall be offered or allotted in minimum denominations, or for a minimum total consideration per investor, of at least €100,000 (or, if offered in another currency, the equivalent thereof) or as otherwise permitted by section 68(3) of the Companies Act 2014 of Ireland, as amended. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be exchanged or transferred at the office or agency maintained by the Company pursuant to Section 4.02 of the Base Indenture. No service charge shall be payable by a Holder for any exchange or registration of transfer of this Security, or for any issue of new Securities in case of partial redemption, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith (other than any such taxes or other governmental charge payable upon exchange or registration of transfer pursuant to Sections 2.06, 3.03(b) and 9.04 of the Base Indenture). If the Securities are to be redeemed, the Company will not be required: (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing (or otherwise delivery in accordance with the procedures of DTC) of a notice of redemption of less than all the Outstanding Securities and ending at the close of business on the day of such mailing or other delivery; (ii) to register the transfer of or exchange any Securities or portions thereof called for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) to register the transfer of or exchange a Security between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.

9. Repayment to the Company or the Guarantors. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company or any Guarantor, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the Holders of such Securities for at least two years after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company or such Guarantor, as applicable, or if then held by the Company or any Guarantor shall be discharged from such trust; and thereafter, the paying agent and the Trustee shall be released from all further liability with respect to such funds or Governmental Obligations, and the Holder of any of the Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantors, as applicable, for the payment thereof.

10. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions to the Base Indenture or supplemental indenture or indentures or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the Holders of the Securities.

11. Defaults and Remedies. The Events of Default relating to the Securities are defined in the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13. No Recourse Against Others. The Indenture contains certain provisions pertaining to recourse under the Indenture or any Security, which provisions shall for all purposes have the same effect as if set forth herein.

14. Defeasance and Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16. Guarantees. All payments by the Company under the Indenture and this Security are fully and unconditionally Guaranteed to the Holder of this Security by the Guarantors, as provided in the Indenture.

17. Additional Amounts. The Company and the Guarantors are obligated to pay Additional Amounts on this Security to the extent provided in Article XIV of the Base Indenture.

18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. Governing Law. The Base Indenture, the First Supplemental Indenture and this Security (including the terms of the Guarantees therein) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature
Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(4) of the First Supplemental Indenture, check the box:

☐ 1.4(4) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(4) of the First Supplemental Indenture, state the amount: $ .

Date:

Your Signature:
(Sign exactly as your name appears on the other side of the Security) Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)